UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2010

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 5, 2010, restricted stock units for 2,100 shares of Common Stock were awarded to each of the independent directors of Ducommun Incorporated (the “Company”): H. Frederick Christie, Eugene P. Conese, Jr., Ralph D. Crosby, Jr., Robert C. Ducommun, Dean M. Flatt, Jay L. Haberland and Robert D. Paulson. The restricted stock units vest on May 5, 2011. The restricted stock units were awarded in the form of the Directors’ Restricted Stock Unit Agreement attached hereto as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2010 Annual Meeting of Shareholders of the Company was held on May 5, 2010. At the meeting, the shareholders approved (1) the election of H. Frederick Christie as a director to serve for a one-year term ending in 2011, the election of Anthony J. Reardon as a director to serve for a two-year term ending in 2012, and the election of Robert C. Ducommun, Dean M. Flatt and Jay L. Haberland as directors to serve for three-year terms ending in 2013, (2) the amendment of the Company’s 2007 Stock Incentive Plan to increase by 600,000 the number of shares of Common Stock available thereunder, and (3) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2010. The shareholder vote on these matters was as follows:

	For	Withheld
Election of H. Frederick Christie as director for a one-year term expiring in 2011	7,873,856	368,274
Election of Anthony J. Reardon as director for a two-year term expiring in 2012	8,039,979	202,151
Election of Robert C. Ducommun as director for a three-year term expiring in 2013	7,967,463	274,667
Election of Dean M. Flatt as director for a three-year term expiring in 2013	8,137,463	104,667
Election of Jay L. Haberland as director for a three-year term expiring in 2013	8,067,364	174,766

	For	Against	Abstain
Amendment of the 2007 Stock Incentive Plan	5,293,323	2,927,380	21,427

	For	Against	Abstain
Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants	9,529,121	248,750	12,231

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Directors’ Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: May 10, 2010	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel